[EXHIBIT 99.2]

                AMERICAN TRAVEL NETWORK GROUP, INC.

                       ARTICLES OF DISSOLUTION

       American Travel Network Group, Inc., a Florida corporation, executes the following articles of dissolution pursuant to section
607.1403 of the Florida Business Corporation Act:

       FIRST: The name of the corporation is American Travel Network Group, Inc. (the "Company").

       SECOND: The shareholders of the Company approved the dissolution of the Company on January 15, 2007.

       THIRD: The number of votes cast by the shareholders of the Company for dissolution was sufficient for approval of that action.

       FOURTH: The Effective Date of these Articles of Dissolution shall be on the filing of these Articles of Dissolution with the Secretary of State of Florida.

EXECUTED:  January 19, 2006


AMERICAN TRAVEL NETWORK GROUP, INC.


By:/s/ Lawrence Ruden
   --------------------------------
   Lawrence Ruden, President